Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 8, 2011

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR THIRD QUARTER 2011

Williamsburg, VA – November 8, 2011 – MHI Hospitality Corporation (NASDAQ: MDH) (“MHI” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the third quarter ended September 30, 2011. The Company’s results include the following*:

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
	($ in thousands except per share data)

Total Revenue	$20,015	$19,538	$61,680	$58,563
Net loss attributable to the Company	(1,117)	(1,004)	(2,289)	(1,529)

EBITDA	3,641	3,663	12,951	12,689
Adjusted EBITDA	3,685	3,667	13,401	12,046
Hotel EBITDA	4,206	4,220	14,659	13,639

FFO	859	974	3,814	4,782
Adjusted FFO	827	983	4,955	4,467

Net loss per diluted share attributable to the Company	$(0.11)	$(0.11)	$(0.23)	$(0.16)
FFO per diluted share and unit	0.07	0.08	0.29	0.37
Adjusted FFO per diluted share and unit	0.06	0.08	0.38	0.35

(*)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and adjusted FFO per share are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release.

HIGHLIGHTS:

•

Common Dividends. The Company announced a reinstatement of its common dividend in July and paid a dividend (distribution) of $0.02 per common share (and unit) on October 11, 2011. On October 17, 2011, the Company declared another quarterly dividend (distribution) of $0.02 per common share (and unit), payable on January 11, 2012 to stockholders (and unitholders) of record as of December 15, 2011.

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•

RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties increased 3.0 percent over the third quarter 2010 to $72.88 driven by a 4.0 percent increase in average daily rate (“ADR”). For the first nine months of 2011, RevPAR increased 6.0 percent over the comparable period in 2010.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $4.2 million during the third quarter 2011, bringing its year-to-date total to $14.7 million, an increase of $1.1 million over the comparable nine-month period in 2010.

•

Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $3.7 million during the third quarter 2011, bringing its year-to-date total to $13.4 million, an increase of $1.4 million over the comparable nine-month period in 2010.

•

Adjusted FFO. The Company generated adjusted FFO of approximately $0.8 million during the third quarter 2011 and $5.0 million for the first nine months of 2011. This represents an increase of $0.5 million over the comparable nine-month period in 2010.

•

Capital Expenditures. So far this fiscal year, the Company has invested approximately $4.2 million of capital throughout its portfolio, including approximately $1.9 million at the Holiday Inn Brownstone, located in Raleigh, North Carolina, in anticipation of its conversion to the Doubletree by Hilton Brownstone-University during the fourth quarter 2011.

•

Hurricane Irene. The Company estimates the impact of Hurricane Irene on its wholly-owned portfolio was approximately $500,000 in lost revenue during the third quarter 2011, including an approximately $1.90 negative effect on RevPAR for such period. If the Company had realized the revenues from such lost business, the Company estimates its RevPAR for the third quarter 2011 would have increased 5.6% over the comparable period in 2010. The Company estimates that the overall effect of Hurricane Irene on its net income was approximately $350,000 for the third quarter 2011.

Andrew M. Sims, Chairman and CEO of MHI Hospitality Corporation, commented, “Hurricane Irene created a speed bump in our quarterly earnings, causing cancellations over a ten-day period from Fort Lauderdale north to Philadelphia. Since then, September and October 2011 results resumed the progress MHI experienced earlier in the year.”

Financing Transactions

•

On August 1, 2011, the Company obtained an 18-month extension of the maturity date of the $18.0 million original mortgage on the Crowne Plaza Jacksonville Riverfront hotel property to January 22, 2013. Under the terms of the extension, the Company prepaid $4.0 million of the outstanding mortgage balance, which the Company obtained by drawing on its bridge loan agreement, so as to reduce the outstanding principal amount to $14.0 million, and the lender waived certain covenants requiring the Company to further pay down principal under certain circumstances.

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•

On August 5, 2011, the Company obtained a 10-year, $7.5 million mortgage with Bank of Georgetown on the Holiday Inn Laurel West hotel property. The mortgage will bear interest at a rate of 5.25% per annum for the first five years. After five years, the rate of interest will adjust to a rate of 3.00% per annum plus the then-current 5-year U.S. Treasury bill rate of interest, with a floor of 5.25%. Proceeds of the mortgage were used to pay down a related portion of Company indebtedness under its credit facility.

Subsequent Events

•

On October 17, 2011, the Company obtained a 5-year, $8.0 million mortgage with Premier Bank, Inc. on the Holiday Inn Brownstone hotel property. The mortgage will bear interest at a rate of 5.25% per annum for the first five years and may be extended for an additional five years, at the Company’s option if certain conditions precedent have been satisfied, during which it will bear interest at a rate of 3.00% per annum plus the then-current 5-year U.S. Treasury bill rate of interest. Proceeds of the mortgage were used to pay down a related portion of Company indebtedness under its credit facility.

Balance Sheet/Liquidity

At September 30, 2011, the Company had approximately $9.0 million of available cash and cash equivalents, of which approximately $3.6 million is reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $153.8 million in outstanding debt at a weighted average interest rate of approximately 6.45%. The Company also had $6.0 million of availability on its bridge loan agreement at September 30, 2011.

2011 Outlook

The Company is updating and revising its forecast for fiscal year 2011 financial performance to reflect additional interest expense related to the Company’s recent financings as well as current expectations on the likely effect of various non-cash charges including unrealized holding period gains and losses related to the Company’s interest rate swap on its credit facility, the interest-rate swap held by the Company’s joint venture with respect to which the Company recognizes its pro rata share of unrealized holding period gains and losses, holding period gains and losses related to the warrant issued in its recent preferred equity financing, as well as the write-off of the costs of the Company’s aborted stock offering. The forecast is predicated on expected ongoing improvement in hotel lodging industry fundamentals and continued strengthening of the economy. The Company’s occupancy and rate estimates are consistent with recently updated calendar year 2011 trend forecasts by Smith Travel Research for the market segments in which the Company operates.

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The table below reflects the Company’s projection, within a range, of various financial measures for 2011:

	Low Range	High Range
	Y/E Dec 31, 2011	Y/E Dec 31, 2011
	($ in thousands except per share data)

Total Revenue	$80,182	$83,420
Net loss	(5,573)	(3,790)

EBITDA	16,181	17,972
Adjusted EBITDA	17,081	18,777
Hotel EBITDA	18,631	20,333

FFO	3,740	5,523
Adjusted FFO	5,740	7,428

Net loss per diluted share attributable to the Company	$(0.43)	$(0.29)
FFO per diluted share and unit	0.29	0.43
Adjusted FFO per diluted share and unit	0.44	0.57

Earnings Call/Webcast

The Company will conduct its third quarter 2011 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, November 8, 2011. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-317-6789 (United States) or 866-605-3852 (Canada) or +1 412-317-6789 (International). To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on November 8, 2011 through September 30, 2012. To access the rebroadcast, dial 877-344-7529 and enter conference number 10004772. A replay of the call also will be available on the Internet at www.mhihospitality.com until September 30, 2012.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper upscale full-service hotels in the Mid-Atlantic and Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,111 rooms. All of the Company’s wholly-owned properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. The Company has a 25.0 percent interest in the Crowne Plaza Hollywood Beach Resort. The Company also has a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

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Contact at the Company:

Scott Kucinski

Director - Investor Relations

MHI Hospitality Corporation

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the recent economic downturn, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude, sustainability and timing of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the recent credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30, 2011 (unaudited)	December 31, 2010 (audited)
ASSETS
Investment in hotel properties, net	$182,002,524	$183,898,660
Investment in joint venture	9,115,806	9,464,389
Cash and cash equivalents	5,399,225	2,992,888
Restricted cash	3,554,450	2,205,721
Accounts receivable	2,528,793	1,868,380
Accounts receivable-affiliate	—	17,375
Prepaid expenses, inventory and other assets	1,923,747	2,335,783
Notes receivable, net	100,000	100,000
Shell Island lease purchase, net	810,662	1,080,882
Deferred income taxes	4,055,457	4,742,695
Deferred financing costs, net	3,106,362	872,415

TOTAL ASSETS	$212,597,026	$209,583,431

LIABILITIES
Line of credit	$45,133,013	$75,197,858
Mortgage debt	75,029,937	72,192,253
Loans payable	8,400,220	4,493,970
Series A Cumulative Redeemable Preferred Stock, par value $0.01, 27,650 shares authorized, 25,227 and 0 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	25,226,530	—
Accounts payable and accrued liabilities	8,901,659	6,335,145
Advance deposits	725,955	555,902
Dividends and distributions payable	258,825	—
Accounts payable-affiliate	3,351	—
Warrant derivative liability	1,368,000	—

TOTAL LIABILITIES	165,047,490	158,775,128

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity

Preferred stock, par value $0.01; 972,350 shares authorized, 0 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 9,701,786 shares and 9,541,286 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	97,018	95,413
Additional paid in capital	56,195,576	55,682,976
Distributions in excess of retained earnings	(19,320,142)	(16,837,182)

Total MHI Hospitality Corporation stockholders’ equity	36,972,452	38,941,207
Noncontrolling interest	10,577,084	11,867,096

TOTAL EQUITY	47,549,536	50,808,303

TOTAL LIABILITIES AND EQUITY	$212,597,026	$209,583,431

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
REVENUE
Rooms department	$14,154,271	$13,736,101	$43,223,226	$40,784,193
Food and beverage department	4,656,014	4,657,257	14,991,087	14,395,240
Other operating departments	1,204,901	1,144,373	3,466,164	3,383,410

Total revenue	20,015,186	19,537,731	61,680,477	58,562,843

EXPENSES
Hotel operating expenses
Rooms department	4,078,235	3,972,346	12,048,335	11,495,313
Food and beverage department	3,266,031	3,227,304	10,102,863	9,756,741
Other operating departments	157,839	196,410	420,580	540,248
Indirect	8,152,905	7,770,926	23,942,063	22,610,861

Total hotel operating expenses	15,655,010	15,166,986	46,513,841	44,403,163

Depreciation and amortization	2,187,541	2,123,761	6,460,928	6,381,378
Corporate general and administrative	1,348,792	725,909	3,154,412	2,687,719

Total operating expenses	19,191,343	18,016,656	56,129,181	53,472,260

NET OPERATING INCOME	823,843	1,521,075	5,551,296	5,090,583

Other income (expense)
Interest expense	(2,747,284)	(2,608,276)	(8,052,832)	(7,385,350)
Interest income	4,281	4,843	11,819	15,779
Equity in earnings of joint venture	(283,539)	(184,237)	(161,083)	5,089
Unrealized gain (loss) on warrant derivative	646,000	—	266,000	—
Unrealized gain (loss) on hedging activities	—	(16,566)	72,649	630,828
Gain (loss) on disposal of assets	(9,894)	(84,128)	2,361	(84,128)

Net loss before taxes	(1,566,593)	(1,367,289)	(2,309,790)	(1,727,199)
Income tax benefit (provision)	71,692	(3,461)	(765,083)	(365,861)

Net loss	(1,494,901)	(1,370,750)	(3,074,873)	(2,093,060)
Add: Net loss attributable to the noncontrolling interest	377,859	366,400	785,948	564,435

Net loss attributable to the Company	$(1,117,042)	$(1,004,350)	$(2,288,925)	$(1,528,625)

Net loss per share attributable to the Company
Basic	$(0.12)	$(0.11)	$(0.24)	$(0.16)
Diluted	$(0.11)	$(0.11)	$(0.23)	$(0.16)

Weighted average number of shares outstanding
Basic	9,701,786	9,541,286	9,627,006	9,415,593
Diluted	9,802,378	9,557,286	9,792,440	9,431,593

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MHI HOSPITALITY CORPORATION

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months and nine months ended September 30, 2011 and 2010, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties). The table excludes performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated (All Hotels)	Three Months Ended September 30,
	2011	2010	Variance

Occupancy	68.6%	69.2%	-0.9%
ADR	$106.23	$102.19	4.0%
RevPAR	$72.88	$70.76	3.0%

Consolidated (All Hotels)	Nine months Ended September 30,
	2011	2010	Variance

Occupancy	68.2%	68.1%	0.2%
ADR	$109.97	$104.03	5.7%
RevPAR	$75.02	$70.80	6.0%

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Net loss attributable to the Company	$(1,117,042)	$(1,004,350)	$(2,288,925)	$(1,528,625)
Noncontrolling interest	(377,859)	(366,400)	(785,948)	(564,435)
Depreciation and amortization	2,187,541	2,123,761	6,460,928	6,381,378
Equity in depreciation and amortization of joint venture	156,123	136,695	430,150	409,660
(Gain)/loss on disposal of assets	9,894	84,128	(2,361)	84,128

FFO	$858,657	$973,834	$3,813,844	$4,782,106
Unrealized (gain)/loss on hedging activities(1)	106,885	4,146	133,055	(643,248)
Unrealized (gain) loss on warrant derivative	(646,000)	—	(266,000)	—
(Increase) decrease in deferred income taxes	(75,693)	5,258	691,481	327,919
Aborted offering costs	582,850	—	582,850	—

Adjusted FFO	$826,699	$983,238	$4,955,230	$4,466,777

Weighted average shares outstanding	9,701,786	9,541,286	9,627,006	9,415,593
Weighted average units outstanding	3,239,439	3,366,656	3,305,574	3,476,389

Weighted average shares and units	12,941,225	12,907,942	12,932,580	12,891,982

FFO per share and unit	$0.07	$0.08	$0.29	$0.37

Adjusted FFO per share and unit	$0.06	$0.08	$0.38	$0.35

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Net loss attributable to the Company	$(1,117,042)	$(1,004,350)	$(2,288,925)	$(1,528,625)
Noncontrolling interest	(377,859)	(366,400)	(785,948)	(564,435)
Interest expense	2,747,284	2,608,276	8,052,832	7,385,350
Interest income	(4,281)	(4,843)	(11,819)	(15,779)
Income tax provision (benefit)	(71,692)	3,461	765,083	365,861
Depreciation and amortization	2,187,541	2,123,761	6,460,928	6,381,378
Equity in interest expense and depreciation and amortization of joint venture	267,058	218,785	761,383	581,055
(Gain)/loss on disposal of assets	9,894	84,128	(2,361)	84,128

EBITDA	3,640,903	3,662,818	12,951,173	12,688,933
Unrealized (gain)/loss on hedging activities(1)	106,885	4,146	133,055	(643,248)
Unrealized loss on warrant derivative	(646,000)	—	(266,000)	—
Aborted offering costs	582,850	—	582,850	—

Adjusted EBITDA	3,684,638	3,666,964	13,401,078	12,045,685
Corporate general and administrative(2)	765,942	725,909	2,571,562	2,687,719
Equity in EBITDA of joint venture	(90,404)	(22,128)	(806,004)	(573,724)
Net lease rental income	(111,250)	(111,250)	(333,750)	(333,750)
Other fee income	(43,108)	(39,051)	(173,571)	(186,554)

Hotel EBITDA	$4,205,818	$4,220,444	$14,659,315	$13,639,376

(1)	Includes equity in unrealized (gain)/loss on hedging activities of joint venture.
(2)	Excludes aborted offering costs.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by GAAP or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company believes that excluding the effect of corporate-level expenses and non-cash items, and the portion of these items that relate to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company previously reported Hotel EBITDA as Adjusted Operating Income.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.